UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 9, 2015

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
On November 9, 2015, White Eagle Asset Portfolio, LP ("White Eagle"), a wholly-owned indirect subsidiary of Emergent Capital, Inc. (the "Company"), entered into the First Amendment (the “White Eagle Amendment”) to the Amended and Restated Loan and Security Agreement (the "White Eagle Revolving Credit Facility") among White Eagle, as borrower, Imperial Finance and Trading, LLC, as the initial servicer, the initial portfolio manager and guarantor, Lamington Road Bermuda Ltd., as portfolio manager, and LNV Corporation, as initial lender. The following is a summary of the material changes to the White Eagle Revolving Credit Facility after giving effect to the White Eagle Amendment:
Facility Limit. The maximum facility limit under the White Eagle Revolving Credit Facility has been reduced from $300 million to $250 million, and will generally be reduced annually by $25 million beginning on April 29, 2019.
Amortization & Distributions. Proceeds from the policies pledged as collateral under the White Eagle Revolving Credit Facility will be distributed pursuant to a waterfall. Absent an event of default, after fees to service providers and payments of interest, a percentage of the collections from policy proceeds are to be paid to the lenders, which will vary depending on the then loan to value ratio (“LTV”) as follows: (1) if the LTV is equal to or greater than 50%, all remaining proceeds will be directed to the lenders to repay the then outstanding principal balance; (2) if the LTV is less than 50% but greater than or equal to 25%, 65% of the remaining proceeds will be directed to the lenders to repay the then outstanding principal balance; or (3) if the LTV is less than 25%, 35% of the remaining proceeds will be directed to the lenders to repay the then outstanding principal balance, in each case, with remaining proceeds ("Excess LTV Payments") directed to White Eagle for so long as the "Net Total Investment Percentage" exceeds 15% and there are at least 75 policies pledged under the White Eagle Revolving Credit Facility representing 75 distinct insureds with any such proceeds to White Eagle decreasing the $76.1 million preference amount (the "preference amount") that would have been distributed to White Eagle prior to the White Eagle Amendment upon the pay down of outstanding indebtedness. Following the satisfaction of the remaining preference payment, 50% of the remaining proceeds will generally be directed to the lenders with the remainder paid to White Eagle and for any unpaid fees to service providers. As of any calculation date, the "Net Total Investment Percentage" will be determined by dividing the difference between the preference amount and the aggregate Excess LTV Payments by the outstanding principal amount under the White Eagle Revolving Credit Facility.
Interest. Borrowings under the White Eagle Revolving Credit Facility bear interest at a rate equal to LIBOR or, if LIBOR is unavailable, the base rate, in each case plus an applicable margin of 4.50%, which was increased from 4.00% by the White Eagle Amendment, and subject to a rate floor of 1.5%. The base rate under the White Eagle Revolving Credit Facility equals the sum of (i) the weighted average of the interest rates on overnight federal funds transactions or, if unavailable, the average of three federal funds quotations received by the Agent plus 0.75% and (ii) 0.5%.
Use of Proceeds. Ongoing advances may be made for paying premiums on the life insurance policies pledged as collateral and to pay the fees of service providers. Ongoing advances may no longer be used to pay interest, which will now be paid by White Eagle if there is not otherwise sufficient amounts available from policy proceeds to be distributed to pay interest expense pursuant to the waterfall described above in "Amortization & Distributions."

The summary of the White Eagle Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the White Eagle Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.
As a matter of course, the Company does not provide internal projections. However, in the context of the events described in this Current Report on Form 8-K, the Company’s management has furnished the following:

•	Giving effect to the White Eagle Amendment, the Company expects that White Eagle will receive Excess LTV Payments of approximately $60 million through 2018.

•
Giving effect to the White Eagle Amendment, the Company expects that the borrowers under the revolving credit facilities entered into by the Company's affiliates will receive waterfall distributions of approximately $90 million through 2018.

The foregoing projections are "forward-looking statements," and are based on internal estimates of policy proceeds and collections thereof from the policies securing the White Eagle Revolving Credit Facility and the "Red Falcon" revolving credit facility entered into on July 16, 2015, in each case, derived by using mortality simulations modeled at the fiftieth percentile. Projections of this type are inherently uncertain and actual results are beyond the Company’s control. Accordingly, readers are cautioned that the foregoing projections are not a guarantee of future performance. Although the Company believes that the expectations reflected in the foregoing projections are reasonable as of the date made, results may prove to be materially d ifferent. Unless otherwise required by law, the Company disclaims any obligation to update the foregoing projections or to announce publicly the result of any such update.

On November 9, 2015, the Company issued a press release announcing the White Eagle Amendment described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibits 99.herewith. Additionally, the Company has engaged Keefe, Bruyette & Woods, Inc., a Stifel Company, to act as its exclusive financial advisor in connection with potential debt financing transactions.
The information under Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1
First Amendment to Amended and Restated Loan and Security Agreement, dated November 9, 2015, among White Eagle Asset Portfolio, LP, as borrower, Imperial Finance & Trading, LLC, as initial servicer, initial portfolio manager and guarantor, Lamington Road Bermuda Ltd., as Portfolio Manager, LNV Corporation, as initial lender, and CLMG Corp, as the administrative agent.

99.1	Press release issued November 9, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
November 9, 2015

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary